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                                                                    EXHIBIT 99.1


       Diversified Security Solutions Completes $5 Million Credit Facility

         Tuesday July 5, 8:00 am ET

         SADDLE BROOK, N.J., July 5 -- Diversified Security Solutions, Inc. (Amex: DVS), announced today that it has entered into a new credit agreement including a $4 million, two-year revolving credit facility and a $1 million, five-year term loan with Hudson United Bank. Proceeds from the term loan will be used to refinance existing indebtedness outstanding. The revolving credit facility will be used by DVS for working capital and potential acquisition financing.

         James Henry, Chief Executive Officer of Diversified Security Solutions, stated, "This new credit facility will strengthen our balance sheet and give us greater resources with which to operate and grow our business. As we continue to explore new growth opportunities through expanding markets and potential acquisitions, this new facility, coupled with our operating cash flow, will afford us significant flexibility."

About Diversified Security Solutions

         Diversified Security Solutions (Amex: DVS - News) provides technology-based integrated electronic security systems, services and emergency preparedness consultation to commercial enterprises and government agencies. DVS' integration subsidiary Henry Bros. Electronics (HBE) has offices in California, Texas, Arizona and New Jersey.

         For more information, visit http://www.hbeonline.net, or http://www.dssi-hq.com

Safe Harbor Statement:

         Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained under the heading of risk factors listed in the Company's filings with the U.S. Securities and Exchange Commission. Diversified Security Solutions does not assume any obligation to update the forward-looking information.

Investor Contacts:

Todd Fromer/Erika Levy                      James Henry, CEO
KCSA                                        Diversified Security Solutions, Inc.
212-896-1215/212-896-1208                   201-794-6500
tfromer@kcsa.com/elevy@kcsa.com             jhenry@dssi-hq.com

         Source: Diversified Security Solutions, Inc.